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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 12, 2000



                                     AVIRON
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



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
        0-20815                                           77-0309686
 (Commission File No.)                         (IRS Employer Identification No.)
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                             297 N. BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (650) 919-6500



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ITEM 5. OTHER EVENTS.

        On June 12, 2000, Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington") and Aviron announced an agreement to increase Acqua Wellington's equity financing commitment to Aviron from $48 million to $84 million. Under the increased commitment, Aviron may, from time to time and at its sole discretion, present Acqua Wellington with draw down notices requiring Acqua Wellington to purchase shares of Aviron Common Stock each month through February 2001, at a specified discount to the market price. All shares of Aviron Common Stock that have been sold or to be sold to Acqua Wellington are registered under Aviron's Registration Statement on Form S-3 (No. 333-87185). See Amendment No. 1 to Common Stock Purchase Agreement, attached hereto as
Exhibit 4.1, and Aviron's press release, attached hereto as Exhibit 99.1.

ITEM 7. EXHIBITS.

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
Exhibit 4.1 Amendment No. 1 to Common Stock Purchase Agreement, dated as of June 9, 2000, between Aviron and Acqua Wellington North American Equities Fund, Ltd.

Exhibit 99.1 Press Release, dated June 12, 2000, entitled "Aviron Announces $8 Million Financing --- Acqua Wellington Increases Overall Commitment to $84 Million."
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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            AVIRON


Dated:  June 13, 2000                       By: /s/  Fred Kurland
                                               ---------------------------------
                                               Fred Kurland
                                               Senior Vice President and Chief
                                               Financial Officer



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                                INDEX TO EXHIBITS

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
Exhibit 4.1 Amendment No. 1 to Common Stock Purchase Agreement, dated as of June 9, 2000, between Aviron and Acqua Wellington North American Equities Fund, Ltd.

Exhibit 99.1 Press Release, dated June 12, 2000, entitled "Aviron Announces $8 Million Financing --- Acqua Wellington Increases Overall Commitment to $84 Million."
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